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                                   EXHIBIT 21

                   SUBSIDIARIES OF CIRCOR INTERNATIONAL, INC.

I.      Subsidiaries of CIRCOR International, Inc.:

        1.  Spence Engineering Company, Inc., a Delaware Corporation

        2.  Leslie Controls, Inc., a New Jersey Corporation

        3.  Circle Seal Controls, Inc., a Delaware Corporation

        4.  KF Industries, Inc., an Oklahoma Corporation

        5.  Circor, Inc., a Massachusetts Corporation

        6. Societe Alsacienne Regulaves Thermiques von Rohr, SAS, a French Limited Liability Company

        7.  Circor Holdings B.V., a Netherlands Corporation

        8.  Circor (Jersey) Ltd., a United Kingdom Company (80% ownership)

        9.  U.S. Para Plate Corporation, a California Corporation

        10. TOMCO Products, Inc., an Ohio Corporation

        11. U.S. Para Plate Acquisition Corp., a Delaware Corporation

        12. CIRCOR Business Trust, A Massachusetts Business Trust

II.     Subsidiaries of Circle Seal Controls, Inc.:

        1.  CIRCOR IP Holding Co., a Delaware Corporation

        2.  Circle Seal Corporation, a Delaware Corporation

        3. Suzhou KF Valve Co., Ltd. (JV), a Chinese Joint Venture (60% ownership)

        4.  Hoke, Inc., a New York Corporation

III.    Subsidiaries of KF Industries, Inc.:

        1.  Pibiviesse S.p.A., an Italian Company

        2.  IOG Canada Inc., a Canadian Corporation

IV.     Subsidiaries of Pibiviesse S.p.A.:

        1.  De Martin Giuseppe & Figli Srl, an Italian Company

V.      Subsidiaries of IOG Canada, Inc.:

        1.  SSI Equipment Inc., a Canadian Corporation

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VI.     Subsidiaries of Hoke, Inc.:

        1.  Hoke Controls, Ltd., a Canadian Corporation

        2.  CIRCOR German Holdings Management GmbH, a German Closed Corporation

        3.  Circor (Jersey) Ltd., a United Kingdom Company (20% ownership)

        4.  Circor Instrumentation Ltd., a United Kingdom Company

VII.    Subsidiaries of Regeltecknik Kornwestheim GmbH:

        1.  RTK Control Systems Limited, a United Kingdom Corporation

VIII.   Subsidiaries of Societe Alsacienne Regulaves Thermiques von Rohr, SAS:

        1.  SCI MMC, a French Limited Liability Partnership

IX.     Subsidiaries of Circor Business Trust:

        1.  Circor Securities Corp., a Massachusetts Corporation

X.      Subsidiaries of Circor (Jersey), Ltd.:

        1.  Circor German Holdings, LLC, a Massachusetts Limited Liability
            Company

XII.    Subsidiaries of Circor German Holdings, LLC:

        1.  Circor German Holdings GmbH & Co. KG

XII.    Subsidiaries of Circor German Holdings GmbH & Co. KG

        1.  Hoke GmbH, a German Corporation

        2.  Regeltechnik Kornwestheim GmbH, a German Closed Corporation